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                                                                      EXHIBIT 22


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 2-79384 on Form S-8 dated September 15, 1982, No. 33-14697 on Form S-8 dated May 26, 1987, No. 33-22584 on Form S-8 dated June 16, 1988, No. 33-22592 on Form S-8 dated June 16, 1988, No. 33-25313 on Form S-8 dated October 31, 1988, No. 33-31969 on Form S-8 dated November 6, 1989, No. 33-34836 on Form S-8 dated May 11, 1990, No. 33-34293 on Form S-8 dated April 11, 1990, No. 33-38527 on Form
S-8 dated December 31, 1990, No. 33-40298 on Form S-8 dated April 29, 1991, No. 33-47601 on Form S-8 dated April 30, 1992, No. 33-60565 on Form S-8 dated June 26, 1995, and No. 33-31099 on Form S-8 dated July 11, 1997 of our report dated December 30, 1997 except for Notes 17 and 18, as to which the date is June 10, 1998, with respect to the consolidated financial statements and schedule of Texfi Industries, Inc. and subsidiary included in the Annual Report (Form 10-K), as amended in this Form 10-K/A, for the year ended October 31, 1997.



                                                      Ernst & Young LLP

Raleigh, North Carolina
June 18, 1998


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